Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.         Basic Provisions (“Basic Provisions”).

1.1       Parties: This Lease (“Lease”), dated for reference purposes only May 18, 2007, is made by and between First Industrial, L.P., a Delaware limited partnership (“Lessor”) and National RV, Inc., a California corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2       Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 100 West Sinclair Street, located in the County of Riverside, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) Two (2) buildings containing approximately 212,545 square feet (Building Four - approximately 47,705 square feet; Building Five - approximately 164,840 square (feet) (“Premises”). (See also Paragraph 2)

1.3       Term: The term (“Original Term”) shall commence on May 18, 2007 (“Commencement Date”) and end on May 31, 2017 (“Expiration Date”). (See also Paragraph 3)

1.5       Base Rent: $80,767.10 per month (“Base Rent”), payable on the first day of each month commencing on the Commencement Date. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6       Base Rent and Other Monies Paid Upon Execution:

(a)       Base Rent: $117,242.56 for the period May 18, 2007 through June 30, 2007.

(b)      Security Deposit: $1,750,000.00 (“Security Deposit”). (see Rider)

(c)       Association Fees: $ N/A for the period

(d)      Other: $17,452.68 for Additional Rent (NNN charges) for May 18, 2007-June 30, 2007.

(e)       Total Due Upon Execution of this Lease: $134,695.24 (plus the $1,750,000.00 Security Deposit).

1.7       Agreed Use: Manufacturing, warehousing, assembly, ancillary office, servicing of vehicles and any other lawful use incidental thereto. (See also Paragraph 6)

1.8       Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.10     Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by National RV Holdings, Inc., a Delaware corporation (“Guarantor”). (See also Paragraph 37)

1.11     Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☐        an Addendum consisting of Paragraphs                 through                ;

☒       a plot plan depicting the Premises;

☒       a current set of the Rules and Regulations;

☐        a Work Letter;

☒       other (specify): A Rider

/s/ TM
INITIALS	INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-9-3/06E

2.         Premises.

2.1       Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

If the building codes, applicable laws, covenants or restrictions of record, regulations and ordinances (“Applicable Requirements”) are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)       Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with general manufacturing uses, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier nor later than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)      If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then the cost of the Capital Expenditure shall be amortized by Lessor over the useful life of the Capital Expenditure (as reasonably determined by the parties applying generally accepted accounting principles, “GAAP”), together with interest at “prime” or “reference” or “base” rate (on a per annum basis) of interest announced as such, from time to time, by JP Morgan Chase Bank, NA, or its successor (“Prime”). If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof,  Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure.

(c)       Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4       Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5       Lessee as Prior Owner/Occupant. Lessee agrees that Lessee is familiar with the condition of the Premises as Lessee has had possession and occupancy of the Premises prior to the Commencement Date (and prior to Lessor’s acquisition of the Project) and Lessee hereby accepts the Premises on an “As-is,” “Where-is” basis with all faults and defects. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Commencement Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.         Term.

3.1       Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.4       Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.

4.         Rent.

4.1.      Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2       Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at First Industrial, L.P., P.O. Box 100363, Pasadena, California 91189-0363, or if sent by overnight courier, Arroyo Parkway Plaza, Suite 150, 1111 South Arroyo Parkway, Pasadena, California 91105-1103, Attention: First Industrial, L.P., Box 100363 or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, and any remaining amount to any other outstanding charges or costs.

5.         Security Deposit. See Rider.

6.         Use.

6.1       Use. Lessee shall use and occupy the Premises only for the Agreed Use,

and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome of the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use. Upon Lessor’s request, Lessee shall complete and deliver to Lessor a “Lessee Operations Inquiry Form” in the form reasonably requested by Lessor describing the nature of Lessee’s proposed business operations at the Premises, which form is intended to and shall be, relied upon by Lessor.

6.2       Hazardous Substances.

(a)       Reportable Uses Require Consent. The term “Hazardous Substances” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements. Furthermore, Lessee may use those materials used in its operation as a manufacturer of recreational vehicles (including, without limitation, paint booths and the existing DST (as defined in the Rider)] so long as such use is in compliance with all Applicable Requirements. In addition, Lessor may condition its consent to any additional Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications if ordered by a governmental agency having jurisdiction over the Property (such as concrete encasements) and/or reasonably increasing the Security Deposit.

(b)      Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)       Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)      Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party under the control of Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3       Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Applicable Requirements, without regard to whether such Applicable Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4       Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a material violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. Lessee’s obligations and liabilities under this Section 6.4 shall be limited to the acts and/or omissions of Lessee or any party within Lessee’s control. Lessee shall not be obligated to pay for any costs incurred pursuant to this Section 6.4 which are unreasonable.

7.         Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1       Lessee’s Obligations.

(a)       In General. Subject to the provisions of 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)      Service Contracts. Subject to the last sentence of this Section 7.1(b), Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. With respect to the service contract for the HVAC equipment, Lessee shall maintain in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC equipment of the Premises (the “HVAC Maintenance Contract”). The terms and provisions of the HVAC Maintenance Contract shall require that the service provider maintain the Premises’ HVAC system in accordance with the manufacturer’s recommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC equipment comparable to the Premises, HVAC system. Within 30 days following the Commencement Date, Lessee shall procure and deliver to Lessor the HVAC Maintenance Contract. Thereafter, Lessee shall provide to Lessor a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract. If Lessee fails to timely deliver to Lessor the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Lessor shall have the right to contract directly for the periodic maintenance of the HVAC equipment in the Premises and to charge the cost thereof back to Lessee as Rent. Lessor acknowledges and agrees that so long as a reputable technician that is an employee of Lessee performs Lessee’s obligations under this Paragraph 7.1, then Lessee shall not be required to maintain contracts with third party providers for any of (i) - (vi) above.

(c)       Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 105% of the cost thereof.

(d)      Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be amortized by Lessor over the useful life of the replacement (in accordance with GAAP), together with interest at Prime (on a per annum basis). Lessee acknowledges that replacements that may be required pursuant to this Paragraph 7.1(d) shall include, but not be limited to, replacements of the HVAC system and the roof.

7.2       Lessor’s Obligations. Subject to the provisions of 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3       Utility Installations; Trade Fixtures; Alterations.

(a)       Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)      Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that it shall not be unreasonable for Lessor to withhold its consent if Lessor has approved Alterations equal to or greater than $50,000.00 during the preceding twelve (12) month period. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 6 month’s Base Rent in the aggregate or a sum equal to two month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. If as-built plans are prepared with respect to any Alterations or Utility installations, then once such plans have been prepared, Lessee shall promptly furnish Lessor with a set.

(c)       Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.

7.4       Ownership; Removal; Surrender; and Restoration.

(a)       Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)      Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)       Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and reasonably free of debris. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party under the control of Lessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. In addition, Lessee shall remove from the Premises all property which is owned by Lessee or third parties other than Lessor and Lessee shall repair any damage caused by such removal. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. Notwithstanding anything to the contrary set forth in this Lease, Lessor, at its election, shall have the right to cause Lessee to either (i) convey the cranes located at the Project to Lessor pursuant to a quitclaim bill of sale (which conveyance shall occur upon the expiration of this Lease) or (ii) remove the cranes from the Project, at Lessee’s sole cost and expense, pursuant to the terms of this Paragraph 7.4(c). Lessor shall notify Lessee of such election on or prior to the expiration of this Lease. The reasonable cost of removing and disposing of such property and repairing any damage to any of the Premises caused by such removal shall be paid by Lessee to Lessor upon demand. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute both a Default under the provisions of Paragraph 13.2 below and a holdover under the provisions of Paragraph 26 below.

8.         Insurance; Indemnity.

8.1       Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made monthly by Lessee to Lessor within 30 days following receipt of Lessor’s monthly rent invoice.

8.2       Liability Insurance.

(a)       Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall contain a separation of insured parties provision as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)      Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3       Property Insurance - Building, Improvements and Rental Value.

(a)       Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)      Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

8.4       Lessee’s Property; Business Interruption Insurance.

(a)       Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $250,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force. Notwithstanding the terms of Section 8.6 below, Lessee shall be solely liable for any and all of such deductibles in the event of an Insured Loss.

(b)      Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)       No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5       Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and with respect to insurance carried by Lessee pursuant to Section 8.2(a) above, maintaining during the policy term a “General Policyholders Rating” of at least A, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. In addition, in the event that Lessee fails, at any time or from time to time, to procure and maintain the insurance required to be carried by Lessee, Lessor may impose on Lessee, as Rent, a monthly delinquency fee, for each month during which Lessee fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Base Rent then in effect.

8.6       Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7       Indemnity. Except for and to the extent of Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8       Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

9.         Damage or Destruction.

9.1       Definitions.

(a)       “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)      “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 45 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)       “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)       “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)       “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2       Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.

9.3       Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a grossly negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the uninsured loss is greater than $1,000,000, terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice. See Rider.

9.4       Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6. See Rider.

9.5       Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the data of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6       Abatement of Rent; Lessee’s Remedies.

(a)       Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under the Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)      Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is commenced within such 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7       Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.       Real Property Taxes.

10.1     Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2              Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. Notwithstanding anything to the contrary contained herein, Lessee shall be solely responsible for the timely payment of all Real Property Taxes attributable to the period prior to the date of this Lease.

10.3              Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4              Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                    Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.                    Assignment and Subletting.

12.1              Lessor’s Consent Required.

(a)                    Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: provided, however, that Lessee may assign its interest in this Lease or sublet a portion of the Premises, without obtaining Lessor’s prior written consent, to an entity that acquires substantially all of the assets of Lessee or to an entity resulting from a merger or consolidation or to an entity that has a controlling interest in Lessee provided that such transfer is for a bona fide purpose and not principally for transferring Lessee’s leasehold estate.

(b)                   Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)                    The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the tangible net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)                   An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may terminate this Lease.

(e)                    Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)                      Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)                   Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2              Terms and Conditions Applicable to Assignment and Subletting.

(a)                    Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)                   Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of the assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)                    Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)                   In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)                    Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)                      Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)                   Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3              Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)                    Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)                   In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)                    Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)                   No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

13.                    Default; Breach; Remedies.

13.1              Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)                    The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)                   The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due within five (5) days after written notice from Lessor of such failure to pay on the due date: provided, however, that if in any consecutive twelve (12) month period, Lessee shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Lessee shall fail to pay an installment of Rent on the date such installment of Rent is due, Lessor shall be relieved from any obligation to provide notice to Lessee, and Lessee shall then no longer have a five (5) day period in which to cure any such failure.

(c)                    The failure of Lessee to pay the Security Deposit or to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee.

(d)                   The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee where such actions continue for a period of 3 business days following written notice to Lessee.

(e)                    The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 15 days following written notice to Lessee.

(f)                      A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(g)                   The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(h)                   The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(i)                       If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2              Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)                    Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)                   Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)                    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.4              Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5              Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6              Breach by Lessor.

(a)                    Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14.                    Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, or if the remaining portion of the Premises (after the Condemnation) is not reasonably sufficient for Lessee’s Agreed Use of the entire Premises, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If more than 10% of the rentable square footage of a given Building is taken by Condemnation, then this Lease shall terminate only with respect to the impacted Building (and there shall automatically be a pro rata adjustment to the Rent due and owing under this Lease from and after such termination based on the revised square footage of the Premises), but the Lease shall remain in full force and effect with respect to the other Buildings. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

16.                    Estoppel Certificates.

(a)                    Each Party (as “Responding Party”) shall within 15 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)                   If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 15 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

17.                    Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment (which assignment shall contain an explicit assumption of Lessor’s obligations hereunder) and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease accruing thereafter,. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.                    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.                    Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.                    Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.                    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.                    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.                    Notices.

23.1              Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may be written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing. A copy of any notice delivered to Lessor shall also be sent to (i) First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606, Attn: Executive Vice President-Operations; and (ii) before May 25, 2007: Barack Ferrazzano Kirschbaum Periman & Nagelberg LLP, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, Attn: Suzanne Bessette-Smith, or after May 25, 2007: Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, Attn: Suzanne Bessette-Smith.

23.2              Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.                    Waivers.

(a)                    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)                   The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)                    THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

26.                    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 125% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                    Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.                    Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.                    Subordination; Attornment; Non-Disturbance.

30.1             Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2             Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor unless such Security Deposit was delivered to the new owner.

30.3             Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease. Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.

30.4             Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.                    Attorneys’ Fees. if any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

32.                    Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.                    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.                    Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.                    Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                    Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.                    Guarantor.

37.1             Execution. The Guarantor shall execute a guaranty in the form attached to the Rider and such Guarantor shall have the same obligations as Lessee under this Lease.

37.2.          Default. It shall constitute a Default of the Lessee if Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.                    Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.                    Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.

39.1             Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that

Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.3             Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4             Effect of Default on Options.

(a)                    Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)                   The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)                    An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (provided Lessor has provided Lessee with written notice of such failure to pay Rent), or (ii) if Lessee commits a Breach of this Lease.

40.                    Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.

41.                    Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.                    Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.                    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44.                    Authority; Multiple Parties; Execution.

(a)                    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)                   If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)                    This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.                    Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.                    Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. The Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.                    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

49.                    Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

50.                    Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESNTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERICAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.                         SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.                         RETAIN APPRORIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On:		On:

By LESSOR:		By LESSEE:
First Industrial, L.P., a Delaware Limited partnership		National RV, Inc., a California corporation
By: First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner
By:		By:	/s/ Tom Martini
Name Printed:		Name Printed:	Tom Martini
Title:		Title:	CFO
By:
Name Printed:
Title:
Title:		Address:
Address:	114 Pacifica, Suite 220
Irvine, California 92618		Telephone:	( )
Telephone:	(949) 486-1970	Facsimile:	( )
Facsimile:	(949) 486-1971	Federal ID No.
Federal ID No.

BROKER:		BROKER:

Attn:		Attn:
Title:		Title:
Address:		Address:

Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Federal ID No.		Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commerical Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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RIDER

This Rider (“Rider”) is a part of and incorporated into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the “Original Lease;” the Original Lease, together with the Rider, the “Lease”) dated as of May 18, 2007 by and between First Industrial, L.P., a Delaware limited partnership (“Lessor”) and National RV, Inc., a California corporation (“Lessee”) for the Premises known as 100 W. Sinclair Street, Perris, California. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Lease.

1.                          Conflict. If there is a conflict between the terms of this Rider and the Original Lease, the terms of this Rider shall control.

2.                          Base Rent. Lessee shall pay Base Rent to Lessor in monthly installments, in advance, on the first day of each and every calendar month during the Original Term in the amounts and for the periods set forth below:

Lease Period	Monthly Base Rent
May 18, 2007 – May 31, 2008	$80,767.10
June 1, 2008 – May 31, 2009	$83,190.11
June 1, 2009 – May 31, 2010	$85,685.81
June 1, 2010 – May 31, 2011	$88,256.38
June 1, 2011 – May 31, 2012	$90,904.07
June 1, 2012 – May 31, 2013	$93,631.19
June 1, 2013 – May 31, 2014	$96,440.13
June 1, 2014 – May 31, 2015	$99,333.33
June 1, 2015 – May 31, 2016	$102,313.33
June 1, 2016 – May 31, 2017	$105,382.73

3.                         Damage

3.1                     Damage Arising Prior to Date of Lease. Notwithstanding anything to the contrary set forth in the Lease, including, but not limited to Section 9 of the Original Lease, in the event of any damage or destruction or other casualty to the Premises (collectively, “Damage”) that occurred prior to the Commencement Date, Lessee shall not be permitted to (i) receive any rental abatement or (ii) terminate the Lease on the basis of such Damage.

3.2                     Completion of Repairs/Restoration. The following shall be added to the end of Section 9.3 of the Original Lease: “Lessee shall have the right to terminate the Lease if Lessor fails to substantially complete any repairs or restoration within one hundred eighty (180) days following the occurrence of such damage or destruction provided (i) such delay in Lessor’s

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completion of the repairs or restoration is not due to the acts of Lessee or any party within the control of Lessee or as a result of a labor dispute, public emergency, shortage of fuel, supplies or labor or any other cause, whether similar or dissimilar, beyond Lessor’s reasonable control and (ii) Lessee delivers a termination notice to Lessor prior to the repairs or restoration being substantially completed.”

3.3                     Damage to Particular Building(s). Notwithstanding anything to the contrary set forth in the Original Lease, each of Building Four and Building Five shall be regarded independently for purposes of determining Premises Total Destruction. In the event that the damage or destruction to a particular Building constitutes Premises Total Destruction, then the Lease shall terminate only with respect to the impacted Building (and there shall automatically be a pro rata adjustment to the Rent due and owing under this Lease from and after such termination based on the revised square footage of the Premises), but the Lease shall remain in full force and effect with respect to the other Building.

4.                          Financial Information. From time to time during the Term but on no more than one (1) occasion per calendar year except in connection with (i) a financing or refinancing of the Premises by Lessor; (ii) a sale by Lessor of the Premises; or (iii) a Default or Breach by Lessee of the Lease, Lessee shall deliver to Lessor information and documentation describing and concerning Lessee’s financial condition, and in form and substance reasonably acceptable to Lessor, within fifteen (15) business days following Lessor’s written request therefor. Upon Lessor’s request, Lessee shall provide to Lessor the most currently available audited financial statement of Lessee; and if no such audited financial statement is available, then Lessee shall instead deliver to Lessor its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Term, Lessee shall be deemed to automatically represent and warrant to Lessor that the financial information delivered to Lessor is true, accurate and complete, and that there has been no adverse change in the financial condition of Lessee since the date of the then-applicable financial information. Lessor shall maintain such financial information in strict confidence, except that Lessor may disclose such financial information to Lessor’s lenders and potential buyers provided that they shall maintain such financial information in strict confidence as well.

5.                         Option to Renew.

5.1                     Lessee shall have the option (“Renewal Option”) to renew the Lease for two (2) consecutive terms of sixty (60) months each (each, a “Renewal Term”), on all the same terms and conditions set forth in the Lease, except that initial Base Rent during each Renewal Term shall be equal to Fair Market Rent (as defined in Section 5.2 below). Lessee shall deliver written notice to Lessor of Lessee’s election to exercise the Renewal Option (“Renewal Notice”) not less than six (6) months, nor more than twelve (12) months, prior to the expiration date of the Original Term or the then-applicable Renewal Term; and if Lessee fails to timely deliver the Renewal Notice to Lessor, then Lessee shall automatically be deemed to have irrevocably waived and relinquished the entire Renewal Option.

5.2                     “Fair Market Rent” shall be determined by Lessor, in its sole, but good faith, discretion based upon the annual base rental rates then being charged (as of the date on which Lessee delivers the Renewal Notice) in the industrial market sector of the geographic area

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where the buildings are situated for comparable space and for a lease term commencing on or about the commencement date of the applicable Renewal Term and equal in duration to the applicable Renewal Term, taking into consideration: the geographic location, quality and age of the applicable buildings; the location and configuration of the relevant space within the applicable building; the extent of service to be provided to the proposed lessee thereunder; applicable distinctions between “gross” lease and “net” leases; the creditworthiness and quality of Lessee; leasing commissions; and any other relevant term or condition in making such evaluation, as reasonably determined by Lessor. In no event, however (and notwithstanding any provision to the contrary in Section 5.3 below), shall the Fair Market Rent ever be less than the rate of Base Rent in effect as of the expiration date of the one (1) year period immediately preceding the expiration date of the then-applicable Term (the “Renewal Rent Floor”). Lessor shall notify Lessee of Lessor’s determination of Fair Market Rent for the applicable Renewal Term, in writing (the “Base Rent Notice”) within thirty (30) days after receiving the applicable Renewal Notice.

5.3                     Lessee shall then have fifteen (15) days after Lessor’s delivery of the Base Rent Notice in which to advise Lessor, in writing (the “Base Rent Response Notice”) whether Lessee (i) is prepared to accept the Fair Market Rent established by Lessor in the Base Rent Notice and proceed to lease the Premises, during the applicable Renewal Term, at that Fair Market Rent; or (ii) elects to withdraw and revoke its Renewal Notice, whereupon the entire Renewal Option shall automatically be rendered null and void; or (iii) elects to contest Lessor’s determination of Fair Market Rent. In the event that Lessee fails to timely deliver the Base Rent Response Notice, then Lessee shall automatically be deemed to have elected (i) above. Alternatively, if Lessee timely elects (ii), then the Lease shall expire on the original expiration date of the Original Term or the first Renewal Term, as the case may be. If, however, Lessee timely elects (iii), then the following provisions shall apply:

5.3.1    The Fair Market Rent shall be determined by either the Independent Brokers or the Determining Broker, as provided and defined below, but in no event shall the Fair Market Rent be less than the Renewal Rent Floor.

5.3.2    Within fifteen (15) days after Lessee delivers its Base Rent Response Notice, electing the option provided in clause (iii) of Section 5.3, each of Lessor and Lessee shall advise the other, in writing (the “Arbitration Notice”) of both (i) the identity of the individual that each of Lessor and Lessee, respectively, is designating to act as Lessor’s or Lessee’s, as the case may be, duly authorized representative for purposes of the determination of Fair Market Rent pursuant to this Section 5.3 (the “Representatives”); and (ii) a list of three (3) proposed licensed real estate brokers, any of which may serve as one of the Independent Brokers (collectively, the “Broker Candidates”). Each Broker Candidate:

(A)          shall be duly licensed in the jurisdiction in which the Premises is located;

(B)            shall have at least five (5) years’ experience, on a full-time basis, leasing industrial space (warehouse/distribution/ancillary office) in the same general geographic area as that in which the Premises is located, and at least three (3) of those five (5)

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years of experience shall have been consecutive and shall have elapsed immediately preceding the date on which Lessee delivers the Renewal Notice; and

(C)            shall be independent and have no then-pending (as of the date Lessor or Lessee designates the broker as a Broker Candidate) brokerage relationship, formal or informal, oral or written, with any or all of Lessor, Lessee, and any affiliates of either or both of Lessor and Lessee (“Brokerage Relationship”), nor may there have been any such Brokerage Relationship at any time during the two (2) year period immediately preceding the broker’s designation, by Lessor or Lessee, as a Broker Candidate.

5.3.3    Within fifteen (15) days after each of Lessor and Lessee delivers its Arbitration Notice to the other, Lessor and Lessee shall cause their respective Representatives to conduct a telephonic meeting at a mutually convenient time. At that meeting, the two (2) Representatives shall examine the list of six (6) Broker Candidates and shall each eliminate two (2) names from the list on a peremptory basis. In order to eliminate four (4) names, first, the Lessee’s Representative shall eliminate a name from the list and then the Lessor’s Representative shall eliminate a name therefrom. The two (2) Representatives shall alternate in eliminating names from the list of six (6) Broker Candidates in this manner until each of them has eliminated two (2) names. The two (2) Representatives shall immediately contact the remaining two (2) Broker Candidates (the “Independent Brokers”), and engage them, as behalf of Lessor and Lessee, to determine the Fair Market Rent in accordance with the provisions of this Section 5.3.

5.3.4    The Independent Brokers shall determine the Fair Market Rent within thirty (30) days of their appointment. Lessor and Lessee shall each make a written submission to the Independent Brokers (no more than ten (10) pages in length, in the aggregate, per submitting party), advising of the rate that the submitting party believes should be the Fair Market Rate, together with whatever written evidence or supporting data that the submitting party desires in order to justify its desired rate of Fair Market Rent; provided, in all events, however, that the aggregate maximum length of each party’s submission shall not exceed ten (10) pages (each such submission package, a “FMR Submission”). The Independent Brokers shall be obligated to choose one (1) of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position

5.3.5    In the event, however, that the Independent Brokers fail to reach agreement, within twenty (20) days after the date on which both Lessor and Lessee deliver the FMR Submissions to the Independent Brokers (the “Decision Period”), as to which of the two (2) proposed rates of Fair Market Rent should be selected, then, within five (5) days after the expiration of the Decision Period, the Independent Brokers shall jointly select a real estate broker who (x) meets all of the qualifications of a Broker Candidate, but was not included in the original list of six (6) Broker Candidates; and (y) is not affiliated with any or all of (A) either or both of the Independent Brokers and (B) the real estate brokerage companies with which either or both of the Independent Brokers is affiliated (the “Determining Broker”). The Independent Brokers shall engage the Determining Broker on behalf of Lessor and Lessee (but without expense to the Independent Brokers), and shall deliver the FMR Submissions to the Determining Broker within five (5) days after the date on which the Independent Brokers select the Determining Broker pursuant to the preceding sentence (the “Submission Period”).

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5.3.6    The Determining Broker shall make a determination of the Fair Market Rent within twenty (20) days after the date on which the Submission Period expires. The Determining Broker shall be required to select one of the parties’ specific proposed rates of Fair Market Rent, without being permitted to effectuate any compromise position.

5.3.7    The decision of the Independent Brokers or the Determining Broker, as the case may be, shall be conclusive and binding on Lessor and Lessee, and neither party shall have any right to contest or appeal such decision. Judgment may be entered, in a court of competent jurisdiction, upon the decision of the Independent Brokers or the Determining Broker, as the case may be.

5.3.8    In the event that the Original Term or the first Renewal Term, as the case may be, expires and the subject Renewal Term commences prior to the date on which the Independent Brokers or the Determining Broker, as the case may be, renders their/its decision as to the Fair Market Rent, then from the commencement date of the subject Renewal Term through the date on which the Fair Market Rent is determined under this Section 5.3 (the “Determination Date”), Lessee shall pay monthly Base Rent to Lessor at a rate equal to 105% of the rate of monthly Base Rent in effect on the expiration date of the Original Term or the first Renewal Term, as applicable (the “Temporary Base Rent”). Within ten (10) business days after the Determination Date, Lessor shall pay to Lessee, or Lessee shall pay to Lessor, depending on whether the Fair Market Rent is less than or greater than the Temporary Base Rent, whatever sum that Lessor or Lessee, as the case may be, owes the other (the “Catch-Up Payment”), based on the Temporary Base Rent actually paid and the Fair Market Rent due (as determined by the Independent Brokers or the Determining Broker, as the case may be) during that portion of the Renewal Term that elapses before the Catch-Up Payment is paid, in full (together with interest thereon, as provided below). The Catch-Up Payment shall bear interest at the rate of Prime (defined below), plus five percent (5.0%) per annum from the date each monthly component of the Catch-Up Payment would have been due, had the Fair Market Rent been determined prior to the commencement of the Renewal Term, through the date on which the Catch-Up Payment is paid, in full (inclusive of interest thereon). For purposes hereof, “Prime” shall mean the per annum rate of interest publicly announced by Wells Fargo Bank, N.A. (or its successor), from time to time, as its “prime” or “base” or “reference” rate of interest.

5.3.9    The party whose proposed rate of Fair Market Rent is not selected by the Independent Brokers or the Determining Broker, as the case may be, shall bear all costs of all counsel, experts or other representatives that are retained by both parties, together with all other costs of the arbitration proceeding described in this Section 5.3, including, without limitation, the fees, costs and expenses imposed or incurred by any or all of the Independent Brokers and the Determining Broker.

5.3.10  Unless otherwise expressly agreed in writing, during the period of time that any arbitration proceeding is pending under this Section 5.3, Lessor and Lessee shall continue to comply with all those terms and provisions of the Lease that are not the subject of their dispute and arbitration proceeding, most specifically including, but not limited to, Lessee’s monetary obligations under the Lease; and, with respect to the payment of Base Rent during that

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portion of the Renewal Term that elapses during the pendency of any arbitration proceeding under this Section 5.3, the provisions of Section 5.3.8 shall apply.

5.3.11  During any period of time that an arbitration is pending or proceeding under this Section 5.3, Lessee shall have no right to assign the Lease or enter into any sublease for all or any portion of the Premises, notwithstanding any provision to the contrary in the Lease. Furthermore, if the Lease requires that Lessor perform any lessee improvement work in connection with the Renewal Term, Lessor shall be relieved of any such obligation during the pendency of any arbitration proceeding under this Section 5.3.

6.                          Obligations. The obligations of Lessee under the Lease shall be guaranteed by Guarantor pursuant to the terms of the Guaranty attached hereto as Exhibit A.

7.                          Security Deposit.

7.1                   L/C. Simultaneously with the execution and delivery of the Lease, Lessee shall deliver to Lessor an irrevocable letter of credit (“L/C”) issued by a national U.S. banking institution reasonably acceptable to Lessor, and in form and substance reasonably satisfactory to Lessor, in the amount set forth in Section 1.6(b) of the Original Lease (the “Security”), subject to adjustment as set forth in Section 7.2 below, representing security for the performance by Lessee of the covenants and obligations set forth in the Lease. In addition to any other items that Lessor may reasonably require, the L/C shall: (a) name Lessor as its beneficiary; (b) have an initial term of no less than one year; (c) automatically renew for one year periods unless the issuer provides Lessor with at least 60 days’ advance written notice that the L/C will not be renewed; (d) the L/C shall permit partial draws; (e) the sole and exclusive condition to any draw on the L/C shall be that Lessor certifies to the issuer that one or more of the following is/are true: (i) Lessee is the debtor in a pending bankruptcy proceeding; (ii) Lessee is not in compliance with any of the terms of the Lease; and (iii) the Guarantor is not in compliance with the terms of the Guaranty, and (f) be transferable to successor lessors on as many occasions as desired. Notwithstanding the foregoing, in the event that: (x) the expiration date of any L/C occurs before the Expiration Date, (y) the issuer has advised Lessor that the issuer will not automatically renew the L/C; and (z) Lessee fails to deliver to Lessor at least forty-five (45) days prior to the expiration of such L/C either (A) an amendment thereto extending the expiration date of such LC for not less than twelve (12) months, or (B) a new L/C, in form and substance in accordance with (a) through (f) above and otherwise satisfactory to Lessor (in its reasonable discretion), then Lessor may draw on such L/C and thereafter (in addition to any other remedies available to Lessor under the Lease) apply the proceeds in whatever manner or for whatever purpose Lessor reasonably deems appropriate in the event that Lessee fails to timely comply with any or all of the covenants and obligations imposed on Lessee under the Lease. If Lessee fails to comply with any or all of its covenants or obligations under the Lease, Lessor may, without notice to Lessee, draw on the L/C and apply the proceeds to cure such default or pay any such sums then due from Lessee under the Lease (including amounts due under Section 13.2 of the Original Lease as a consequence of termination of the Lease or Lessee’s right to possession), in whatever manner Lessor deems appropriate, in addition to any and all other remedies available to Lessor under the Lease. Lessor shall not, however, have the right to draw down the L/C in an amount in excess of the amount then due and owing by Lessee to Lessor as reasonably determined by Lessor (provided, however, that if the Lessee is a debtor in a pending bankruptcy proceeding, Lessor

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shall have the right to draw down the entire L/C). In the event Lessor draws against the L/C, Lessee shall, upon demand, at Lessee’s option, immediately either (aa) deposit with Lessor a sum equal to amount drawn under the L/C or (bb) deliver to Lessor an additional L/C in an amount equal to the amount drawn. If Lessee fully and faithfully complies with all the covenants under the Lease, the Security (or any balance thereof) together with Lessor’s written consent to the cancellation of any and all outstanding L/Cs constituting part of the Security shall be delivered to Lessee within forty-five (45) days after the last to occur of (1) the date the Term expires or terminates or (2) delivery to Lessor of possession of the Premises. Lessor may deliver the Security to any purchaser of Lessor’s interest in the Premises or any successor lessor, if applicable, whereupon Lessor shall be discharged from any further liability with respect to the Security. In the event that Lessor exercises its right under the preceding sentence, Lessee shall fully cooperate with Lessor, in all reasonable respects, to cause the L/C to be assigned and conveyed to, or reissued to, such purchaser or successor lessor, as the case may be, and Lessee shall bear any expenses incurred in connection therewith.

7.2                   L/C Adjustment. Not more than one time per calendar year, Lessee shall have the right to submit to Lessor a written request for a reduction in the amount of the L/C (the “L/C Reduction Request”). The L/C Reduction Request shall include (i) Lessee’s most recent financial statement (including balance sheet and income statement), (ii) such other information as may be reasonably necessary for the purpose of determining Tangible Net Worth (defined below) and (iii) Lessee’s determination of the amount of the L/C (“L/C Amount”) that it is required to maintain (as determined in accordance with the table set forth below). Upon receipt of the L/C Reduction Request, Lessor shall have forty-five (45) days to review and either approve or disapprove of Lessee’s determination of the L/C Amount. Such approval or disapproval shall be delivered to Lessee in writing. In addition, Lessor shall have the right to request the information from Lessee described in items (i) and (ii) above as part of Lessor’s request for financial information pursuant to Section 4 of this Rider. The L/C Amount may also increase from time to time in accordance with the table set forth below if Lessee’s Tangible Net Worth decreases. In all events, the L/C Amount shall correspond to Lessee’s Tangible Net Worth, as reasonably approved by Lessor, in accordance with the table set forth below.

In the event that the L/C Amount is reduced from the previous determination of the L/C Amount, Lessor shall cooperate with Lessee and its financial institution, at no expense to Lessor, in order to reduce the amount of the L/C to the new L/C Amount; provided, however, that in no event shall Lessor be required to surrender the L/C that is in its possession unless and until Lessor receives a replacement L/C in the new L/C Amount. In the event that the L/C Amount is increased from the previous determination of the L/C Amount, Lessee, at Lessee’s sole cost and expense, shall cause the L/C to be increased to the newly determined L/C Amount within 45 days of Lessee’s receipt of Lessor’s written determination of the new L/C Amount.

Notwithstanding anything to the contrary, Lessee shall not be entitled to a reduction in the L/C Amount prior to submitting its calendar year end 2008 financial statements and therefore, Lessee shall not make a L/C Reduction Request until after January 1, 2009.

For purposes of this Section, “Tangible Net Worth” shall mean (i) the aggregate of the assets of Lessee at such date, excluding all intangible assess (i.e., unamortized debt, discount and expenses, franchises, research and development, goodwill, trademarks, patents, copyrights,

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organizational expenses and similar intangible items) minus (ii) the total liabilities of Lessee at such date.

Tangible Net Worth	L/C Amount
Less than $40,000,000	$1,750,000
Less than S45,000,000 but greater than or equal to $40,000,000	$1,400,000
Less than $50,000,000 but greater than or equal to $45,000,000	$1,050,000
Greater than or equal to $50,000,000	$350,000

*If (i) Lessee would be entitled to a reduction in the L/C Amount to $350,000, (ii) Lessee has submitted (or is then currently submitting) its year end financial statements for calendar year 2010 and (iii) Lessee has maintained a Tangible Net Worth of not less than $45,000,000 for the previous then-ending six consecutive calendar quarters, then rather than reducing the L/C Amount to, or maintaining the L/C Amount at, $350,000, the L/C Amount shall be reduced to an amount equal to two months Rent.

Notwithstanding anything to the contrary set forth herein, in no event shall Lessee be entitled to a reduction in the L/C if Lessee is in Default of the Lease.

8.                                    Perris Boulevard Lease. Reference is hereby made to that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease—Net, as amended by that certain Rider, both dated as of the date hereof by and between Lessor and Lessee with respect to the premises commonly known as 3411 N. Perris Boulevard, Perris, California (the “Perris Boulevard Lease”). So long as the lessor under this Lease is either (i) the lessor under the Perris Boulevard Lease or (ii) affiliated with the lessor under the Perris Boulevard Lease, then a Default or Breach under this Lease or the Perris Boulevard Lease, as the case may be, shall constitute a Default or Breach under both this Lease and the Perris Boulevard Lease, and, in such event, Lessor (or, if applicable, such affiliate of Lessor) shall have the right to exercise its remedies set forth in either or both of this Lease and the Perris Boulevard Lease.

9.                                    Chemicals/Wastes. Lessor hereby approves Lessee’s use of the chemicals and wastes described on Exhibit B attached hereto provided that such chemicals and wastes do not exceed the annual quantity set forth on Exhibit B that is applicable to the particular chemical or waste, such chemicals and wastes are stored in the manner described on Exhibit B and the use of such chemicals and wastes otherwise complies with the terms of the Lease.

10.                              Repairs/Replacements. Lessee shall, at Lessee’s sole cost and expense, perform the repairs and/or replacements described on Exhibit C attached hereto on or prior to (i) May 18, 2008 with respect to those items labeled as “Year 1 2007” on Exhibit C; (ii) May 18, 2009 with respect to those items labeled as “Year 2 2008” on Exhibit C; and (iii) May 18, 2010 with

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respect to those items labeled as “Year 3 2009”. All such repairs and/or replacements shall be performed in a manner reasonably acceptable to Lessor and, Lessor shall have the right, from time to time, to monitor and inspect Lessee’s performance of such repairs and/or replacements.

11.                              Management Fee. Lessee shall pay to Lessor, on a monthly basis as a component of Rent, a management fee in the amount of 0.5% of the Base Rent for the Property.

12.                              Counterparts. This Rider may be executed in two (2) or more counterparts, each of which shall be considered an original and all of which, when taken together, shall constitute one (1) instrument. A facsimile counterpart of this Rider shall be deemed an original for all relevant purposes.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Rider on the date first above written.

LESSOR:

FIRST INDUSTRIAL, L.P., a Delaware limited partnership

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:
Its:

LESSEE:

NATIONAL RV, INC., a California corporation

By:	/s/ Thomas J. Martini
Its:	CFO

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EXHIBIT A

GUARANTY OF LEASE

GUARANTY OF LEASE (this “Guaranty”) made as of May          2007, by NATIONAL RV HOLDINGS, INC., a Delaware corporation, with an address at 100 West Sinclair, Penis, California 92571 (“Guarantor”), to FIRST INDUSTRIAL, L.P., a Delaware partnership, having an office at 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 (“Lessor”).

W I T N E S S E T H:

WHEREAS:

A.        Lessor has been requested by National RV, Inc., a California corporation, (“Lessee”), to enter into a Standard Industrial/Commercial Single-Tenant Lease-Net dated as of the date hereof, as supplemented by that certain Rider dated as of the date hereof by and between Lessor and Lessee (as amended and supplemented, the “Lease”), whereby Lessor would lease to Lessee, and Lessee would rent from Lessor, certain premises located 100 West Sinclair Street, Perris, California, as more particularly described in the Lease (the “Premises”).

B.        Guarantor is the parent of Lessee, and will derive substantial economic benefit from the execution and delivery of the Lease.

C.        Guarantor acknowledges that Lessor would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D.        Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.         DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2.         COVENANTS OF GUARANTOR.

(a)       Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Base Rent and additional Rent and all other rent, sums and charges of every type and nature payable by Lessee under the Lease, and (ii) the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Lessee under the Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”). If Lessee defaults under the Lease, Guarantor will, without notice or demand, promptly pay and perform all of the Obligations, and pay to Lessor, when and as due, all Base Rent and additional Rent payable by Lessee under the Lease, together with all damages, costs and expenses to which Lessor is entitled pursuant to any or all of the Lease, this Guaranty and Applicable Requirements.

(b)       Guarantor agrees with Lessor that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Lessor against Guarantor to collect Base Rent and additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in any way Lessor’s rights to collect any such amounts due for any subsequent month or months throughout the Term in any subsequent Action, (ii) Lessor may, at its option, without prior notice or demand, join Guarantor in any Action against Lessee in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Lessor may seek and obtain recovery against Guarantor in an Action against Lessee or in any independent Action against Guarantor without Lessor first asserting, prosecuting, or exhausting any remedy or claim against Lessee or against any security of Lessee held by Lessor under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Lessor against Lessee, as if Guarantor were a party to such Action, irrespective of whether or not Guarantor is entered as a party or participates in such Action.

(c)       Any default or failure by the Guarantor to perform any of its Obligations under this Guaranty shall be deemed an immediate default by Lessee under the Lease, subject to any applicable cure and/or notice periods specifically provided to Lessee in the Lease.

3.         GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a)       This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Lessor of any Action against Lessee, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Lessee.

(b)       If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Lessee holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal, extension or holdover period.

(c)       This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Lessee other than the full release and complete discharge of all of the Obligations, (iii) Lessor’s failure or delay to assert any claim or demand or to enforce any of its rights against Lessee, (iv) any extension of time that may be granted by Lessor to Lessee, (v) any assignment or transfer of all or any part of Lessee’s interest under the Lease (whether by Lessee, by operation of law, or otherwise), (vi) any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises, (viii) any other dealings or matters occurring between Lessor and Lessee, (ix) the taking by Lessor of any additional guarantees, or the receipt by Lessor of any collateral, from other persons or entities,

(x) the release by Lessor of any other guarantor, (xi) Lessor’s release of any security provided under the Lease, (xii) Lessor’s failure to perfect any Lessor’s lien or other lien or security interest available under applicable Laws, (xiii) any assignment by Lessor, at any time and from time to time, of its interest under the Lease or any portion thereof, either absolutely or as security, (xiv) Lessor’s foreclosure or other realization on any security or collateral for the performance by Lessee of its obligations under the Lease; and (xv) if Lessor shall recover possession of the Premises by summary proceedings or otherwise, Lessor at its option may repair, subdivide, alter or change the character of the Premises from time to time as Lessor may deem appropriate, and may relet the Premises or any part thereof for the whole or any part of the balance of the original term of the Lease and for such rent and upon such other terms and conditions as Lessor may determine. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Lessee arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Lessor’s taking or entering into any or all of the foregoing actions or omissions. For purposes of this Guaranty and the obligations and liabilities of Guarantor hereunder, “Lessee” shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, sublessees, permittees or others directly or indirectly operating or conducting a business in or from the Premises and/or the Property, as fully as if any of the same were the named Lessee under the Lease.

(d)       Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, of any of the rights or remedies reserved to Lessor pursuant to the provisions of the Lease or by relief of Lessee from any of Lessee’s obligations under the Lease or otherwise by (i) the release or discharge of Lessee in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Lessor for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Lessee, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Lessor an amount equal to any such payment that has been rescinded or returned.

4.         WAIVERS OF GUARANTOR.

(a)       Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty, and all notices of dishonor, nonpayment or nonperformance, (ii) notices of the creation, renewal, extension, assignment or modification of the Lease, (iii) notice of any actions taken by Lessor or Lessee under the Lease or any other agreement or instrument relating thereto, (iv) notice of any and all defaults by Lessee in the payment of Base Rent and additional Rent or other rent, charges or amounts, or of any other defaults by Lessee under the Lease, (v) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (vi) any requirement that Lessor protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Lessee or any collateral, (vii) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty, and (viii) all diligence, protests, presentations or presentments. Notwithstanding anything to the contrary set forth in this Guaranty, Guarantor may assert or present (and does not waive) any right, defense, offset or benefit (excluding those defenses afforded by the bankruptcy or insolvency laws described in Section 3(d) above) that is available to or possessed by (and has not yet been asserted by) Lessee pursuant to the Lease in any action by Lessor to enforce or proceed under this Guaranty.

(b)       GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE; ANY LIABILITY OR OBLIGATION OF LESSEE IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF LESSEE, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. EXCEPT FOR ANY RIGHTS OF LESSEE THAT GUARANTOR RETAINS THE RIGHT TO ASSERT, GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LESSOR AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LESSOR OR IN ANY SUIT OR ACTION INSTITUTED BY LESSOR TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY LESSEE UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

(c)       Without limiting the generality of the foregoing. Guarantor hereby waives all of the rights and defenses which Guarantor may have under Civil Code Section 2819, and by doing so Guarantor specifically agrees that Guarantor’s liability hereunder shall continue even if Lessor alters any obligations of the Lessee under the Lease in any respect or if Guarantor’s remedies or rights against Lessee are in any way impaired or suspended without notice to or the consent of Guarantor. Guarantor hereby waives any and all rights and defenses which Guarantor may have under Civil Code Section 2810 and by doing so Guarantor specifically agrees that Guarantor shall remain liable even if Lessee had no liability under the Lease at the time of execution or if Lessee thereafter ceased or hereafter ceases to be liable. This Guaranty and the liability of Guarantor hereunder shall not be altered, limited or otherwise affected by reason of the incapacity, death, disability of Lessee or any other person or the discharge of Lessee’s liability hereunder by operation of law or otherwise. Guarantor further hereby waives any and all rights and defenses which Guarantor may have under Civil Code Section 2809; by reason of such waiver Guarantor specifically agrees that Guarantor’s liability under this Guaranty may be larger in amount or otherwise more burdensome than that of Lessee under the Lease.

(d)       Guarantor hereby waives any and all rights and defenses which Guarantor may have under Civil Code Sections 2845, 2849 and 2850, including any right which Guarantor may have to require Lessor to: (i) proceed against Lessee or any other guarantor, including any other Guarantor hereunder; (ii) proceed against or exhaust any security or collateral Lessor may at any time hold, including any security deposit under the Lease or any security given by Guarantor; or (iii) pursue or exercise any other right or remedy which Lessor may now or hereafter have under the Lease or at law or in equity, including any right or remedy for the benefit of Guarantor. Lessor may exercise any and all rights or remedies available to Lessor against Lessee or any other guarantor (including any Guarantor hereunder) or against any security or collateral held by Lessor without in any way limiting or impairing Lessor’s rights and remedies against Guarantor under this Guaranty.

5.         SUBROGATION. Guarantor hereby waives all rights and defenses which Guarantor may have under Civil Code Sections 2847 and 2848. As a result of such waivers (and the waiver of Civil Code Section 2849 in Section 4(d) above), Guarantor shall have no right of subrogation or reimbursement against Lessee, no right of subrogation against any collateral or security which Lessor may hold under the Lease or otherwise (including any security deposit), and no right of contribution against any other guarantor (including any Guarantor hereunder) unless and until all obligations under the Lease have been duly paid and performed. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Lessee by way of subrogation or otherwise, to any of the rights of Lessor under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Lessee for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust for Lessor and shall pay such amount to Lessor immediately following receipt by Guarantor, to be applied against the Obligations, whether matured or unmatured, in such order as Lessor may determine. Guarantor hereby subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to Lessor under the Lease. To the extent that such foregoing waiver is held by a court of competent jurisdiction to be void or voidable, Guarantor’s rights of subrogation or reimbursement against Lessee and against any collateral or security held by Lessor under the Lease or otherwise shall be junior and subordinate to Lessor’s rights and remedies against Lessee and to Lessor’s right, title and interest in such collateral or security; and Guarantor’s right of contribution against any other guarantor, if any, shall be junior and subordinate to any and all rights and remedies which Lessor may have against such other guarantor. Guarantor acknowledges that Lessor’s exercise of certain of the rights and remedies available to Lessor may impair or extinguish Guarantor’s right of subrogation or reimbursement against Lessee or right of contribution from any other guarantor, with the result that Guarantor may incur a partially or totally non-reimbursable liability under this Guaranty; Guarantor hereby waives any defense based upon the foregoing.

6.         REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

(a)       Guarantor is a corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

(b)       The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any Applicable Requirements or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)       There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

(d)       Guarantor’s principal place of business is 100 West Sinclair, Perris, California 92571.

(e)       Guarantor is the parent of Lessee.

7.         NOTICES.    Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided in the Lease, as follows:

(a)       if to Guarantor at Guarantor’s address set forth on the first page of this Guaranty; and

(b)       if to Lessor, at Lessor’s address set forth on the signature page of the Lease (with a copy to Lessor’s attorney as also set forth on the signature page to the Lease); or to such other addresses as either Lessor or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7.

8.         CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby (a) consents and submits to the jurisdiction of the courts of the State of California and the federal courts sitting in the State of California and shall be subject to service of process in the State of California with respect to any dispute there arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Lessor in any petition for removal to either such court, (d) agrees to join Lessor in any petition for removal to either and such court and (e) irrevocably designates and appoints Lessee as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Lessor may obtain personal jurisdiction and perfect service of process through Lessee as the undersigned agent, or by any other means now or hereafter permitted by applicable law. Nothing above shall limit Lessor’s choice of forum for purposes of enforcing this Guaranty.

9.         MISCELLANEOUS

(a)       Guarantor further agrees that Lessor may, without notice, assign this Guaranty in whole or in part. If Lessor disposes of its interest in the Lease, “Lessor,” as used in this Guaranty, shall mean Lessor’s successors and assigns. This Guaranty may not be assigned by Guarantor, without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that it is unreasonable for Lessor to withhold its consent to such assignment in the event Guarantor no longer owns a controlling interest in Lessee and the tangible net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the proposed replacement guarantor is not less than the tangible net worth (as determined in accordance with GAAP) of Guarantor as of the date of this Guaranty.

(b)       In the event of any litigation between the parties hereto, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party.

(c)       Guarantor shall, from time to time within ten (10) days after receipt of Lessor’s request, execute, acknowledge and deliver to Lessor a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property.

(d)       If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

(e)       The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns, and shall inure to the benefit of Lessor and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Lessor or its successors and assigns, and delivered to Guarantor.

(f)        Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

(g)       Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

(h)       The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law.

(i)        The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.

(j)        Guarantor shall deliver to Lessor, upon request by Lessor, financial statements for Guarantor prepared by an independent public accountant in the ordinary course of the business and in accordance with customary accounting practices applicable to business operations similar (in terms of the entity’s domicile and whether such entity is a privately held or a public company) to that of Guarantor.

(k)       Guarantor acknowledges that this Guaranty has been fully negotiated at arms’ length between Guarantor and Lessor, and Guarantor has carefully read and reviewed this Guaranty and understands its contents. Guarantor has had the opportunity to review this Guaranty with, and seek the advice of, legal counsel and/or other representatives chosen by Guarantor. Guarantor acknowledges that Lessor’s counsel has drafted this Guaranty and, notwithstanding such fact, this Guaranty shall not be construed against Lessor on account thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

NATIONAL RV HOLDINGS, INC., a Delaware corporation

By:	/s/ Thomas J. Martini
Name:	THOMAS J. MARTINI
Its:	CFO

Exhibit B

Chemical/Waste	Approximate Annual Quantity Used or Generated	Storage Containers(s) (i.e. Drums, Cartons, Totes, Bags ASTs, USTs etc)
Urethane Paints	13,200 Gal.	55 gal. drum
Urethane Based Adhesives	4,500 Gal.	55 gal. drum
Acetone Based Paints	2,800 Gal.	55 gal. drum
Acetone Based Adhesives	1,200 Gal.	55 gal. drum
Oil/Lubricants	600 Gal.	55 gal. drum
Fiberglass Resins	78,000 Gal	Totes
Fiberglass Gel Coats	16,000 Gal.	Totes
Acetone	1,500 Gal.	55 gal. drum
Lacquer Thinner	2,000 Gal.	55 gal. drum
Diesel Fuel	2,000 Gal.	Above Ground Tank
Unleaded gasoline	10,000 Gal.	Underground Tank
Propane	500 Gal.	Above Ground Tank
Oxygen	110 Cylinders	Tanks/Cylinder
Acetylene	110 Cylinders	Tanks/Cylinder
Anti-freeze	600 Gal.	55 gal. drum
MEKP	600 Gal.	55 gal. drum
Argon/Carbon Dioxide Mix	110 Cylinders	Cylinder

Exhibit C
Deferred Maintenance
100 West Sinclair Street, Perris, CA

Property Component	Quantity	Units	Cost	Year 1 2007	Year 2 2008	Year 3 2009
Site
The asphalt parking surfaces for the employee and visitor parking areas should be seal coated and striped.	313,200	sf	$47,000			$47,000
The asphalt drive and service lanes should be seal coated.	114,755	sf	$14,900			$14,900
Many areas of the concrete pavement around the perimeter of the manufacturing building are subject to some cracking and need repair.	1	allow.	$3,000		$3,000

Structural, Exterior, & Roofing
The blue metal trim around the roof perimeter is beginning to flake. The loose paint should be removed and the blue trim repainted.	3,760	sf	$15,000	$15,000
Proactive roof repairs need to be conducted on Building 4 (See attached proactive maintenance list)					$10,000
Proactive roof repairs need to be conducted on Building 5 (See attached proactive maintenance list)					$28,500

Fire Protection and Life Safety / Code Compliance
There are no sprinkler heads added below the north shed when it was installed by Weekend Warrior. Sprinklers should be added as a code related issue.	5,040	sf	$20,200	$20,200

ADA Upgrades
Many of the restrooms do not have insulated drain or hot water lines. The drains and hot water lines for restroom lavatories need to be insulated.	1	each	$500	$500

TOTALS				$35,700	$41,500	$61,900
Inflation at 3% per year				$35,700	$42,745	$65,670

				Total		$144,115

The proactive maintenance repairs and measures recommended for these buildings include the following:

A.                     A comprehensive inspection of the metal roof panels should be performed. All loose fasteners should be re-tightened or replaced. All missing fasteners must be replaced.

B.                       All the metal curbs, large duct vents, roof penetrations with or without flashings, roof hatches, laps/seams of the flat fiberglass skylight panels and domed skylights with repairs, and the surrounding vicinity should be treated and resealed with a metal roof maintenance elastomeric coating system with one layer of polyester fabric reinforcement. Prior to application of the metal roof maintenance elastomeric coating, the metal surface must be thoroughly cleaned and properly prepared. All existing roof cement must be removed from metal surfaces, and loose elastomeric sealant. The removal of the existing layers of roof cement or sealant on the backside of the curbs and large duct vents (where water is damming) is imperative to possibly provide openings that will allow water to flow out and around the duct vents and curbs. All cut panel ribs must be provided with pre-molded closures and side overlaps. Overlap edges must be treated with polyester fabric embedded and covered with flashing-grade elastomeric sealant.

C.                       The deflected metal roof panels should be repaired and pulled back into shape, then overlaid with new metal roof panels for additional support, if necessary. The edges of the new panel patches must be fastened and should be sealed with polyester fabric embedded and covered with flashing-grade elastomeric sealant and elastomeric coating.

D.                      Kinked roof panel ribs with rips or fractures should be repaired with polyester fabric embedded and covered with flashing-grade elastomeric sealant and elastomeric coating.

E.                        A corroded roof panel on Building 1 should be replaced.

F.                        Panel end overlap edges and side overlaps that are open, suspect, and/or have been resealed with roof cement, should be resealed with polyester fabric embedded and covered with flashing-grade elastomeric sealant and elastomeric coating.

G.                       Rusting roof panels should be treated with rust-inhibiting primer and covered with the recommended elastomeric coating system.

H.                      The top edge of the counterflashing metal along the sidewalls of the main roof section of Building 3 should be resealed with urethane sealant or a self-adhering flashing tape. All loose sections of the counterflashing metal must be secured with screws through neoprene/steel washers.

I.                           The steel angle bars supporting the duct of a swamp cooler on Building 1 should be re-designed and relocated on top of the roof panel ribs to allow water to flow. On Building 2, the wood sleeper supports of the air conditioning units which are screwed into the roof panels should be re-designed and relocated.

J.                          All open top edges of pipe flashings should be resealed with elastomeric sealant and properly detailed before the application of the elastomeric coating system. The floodlight fixture on Building 5 that has dropped down into the opening must be secured.

K.                      Pipe penetrations without flashings should be provided with metal roof flashings that have rubber sleeves/boots with aluminum flanged base rings to conform to the roof panel profile.

L.                        The metal roof flashings of the heat stacks on Building 3 must be fastened using hex head self-tapping screws with bonded neoprene and steel washers driven into the aluminum flanged base ring, spaced 1 inch on center.

M.                   Sheet metal rain collars should be provided and installed on the heat stacks to cover the top edge of the flashings. All missing heat vent covers should be replaced.

N.                      Open side laps of ridge plates should be resealed with polyester fabric embedded and covered with flashing-grade elastomeric sealant and the elastomeric coating system.

O.                      All screw holes on the roof panels should be sealed with polyester fabric embedded and covered with flashing-grade elastomeric sealant and the elastomeric coating.

P.                        The broken tiles on the front office roof of Building 1 should be replaced.

Q.                      A general clean-up of all roofs and gutters should be performed to remove all scattered screws and accumulated dirt, debris, and plant growth.